SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [ x ]   Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as permitted by Rule
          14a-6(e)(2))
[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  Wisconsin Central Transportation Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]     No fee required
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
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          ----------------------------------------------------------------------

          (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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[   ]     Fee paid previously with preliminary materials.





                                    Form - 1

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:__________________________________________
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          (4)  Date Filed:______________________________________________________





                                    Form - 2

OFFICE:                                                MAILING ADDRESS:
--------------------------------------------------------------------------------
One O'Hare Centre                                      P.O. Box 5062
6250 North River Road                                  Rosemont, IL 60017-5062
Rosemont, IL 60018
Suite 9000






                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS




                The 1998 annual meeting of the stockholders of Wisconsin Central Transportation Corporation (the "Company") will be held at 9:00 a.m., Central Time, on Thursday, May 21, 1998 in the ground floor auditorium of Riverway Complex, 6133 North River Road (across River Road from the Westin Hotel and behind the Marriott Suites Hotel), Rosemont, Illinois 60018, to elect seven directors and to transact any other business that may properly come before the meeting.

                Stockholders of record at the close of business on March 25, 1998 are entitled to vote at the annual meeting.


                            By Order of the Board of Directors,

                            THOMAS W. RISSMAN
                            Secretary



                April 8, 1998



                                 Proxy Cover- 1

                  Wisconsin Central Transportation Corporation
                One O'Hare Centre, 6250 N. River Road, 9th Floor
                               Rosemont, IL 60018


                            -----------------------

                                PROXY STATEMENT

                            -----------------------

                                                                   April 8, 1998

     The Board of Directors of Wisconsin Central Transportation Corporation (the "Company") solicits your proxy for use at the 1998 Annual Meeting of Stockholders of the Company to be held on May 21, 1998. Stockholders may vote their shares by proxy by signing and mailing the enclosed proxy card or by following the instructions on the proxy card for telephone or Internet voting. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company. If you plan to attend the annual meeting in person, please mark the appropriate box on the proxy card and return it promptly by mail.

     Holders of the Company's Common Stock of record at the close of business on March 25, 1998 are entitled to vote at the annual meeting. On that date, 51,019,083 shares of the Company's Common Stock were issued and outstanding. Each share entitles the holder to one vote.

     A quorum of stockholders is necessary to take action at the annual meeting. A majority of the outstanding shares of Common Stock will constitute a quorum of stockholders. The inspectors of election appointed for the annual meeting will determine whether a quorum is present and will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     The persons appointed by the enclosed proxy card have advised the Board of Directors that it is their intention to vote at the annual meeting in compliance with the instructions of the proxies received from stockholders with respect to election of seven directors and in their discretion on other matters brought before the meeting, including matters that, as of the date of this proxy statement, the Board of Directors does not know will be brought before the meeting. Absent any voting instructions to the contrary, shares represented by proxies will be voted FOR election of the seven nominees for director.

     This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about April 8, 1998.

     Your vote is important. Please sign and return the proxy card by mail or vote your shares by telephone or the Internet, whether or not you plan to attend the meeting.



                                   Proxy - 1

                          ITEM 1. ELECTION OF DIRECTORS

     The Board of Directors is composed of seven directors, all of whom are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected and are qualified. All seven current members of the Board of Directors have been nominated for re-election. If for any reason any of these nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. A plurality of the shares of Common Stock voted in person or by proxy is required to elect a director.

     The Board of Directors recommends a vote FOR election of the seven nominees for director.

Nominees for Election

     The following table sets forth the name, age (as of April 1, 1998) and present position with the Company of each nominee for election at this meeting:

         Name                  Age                  Position with Company
  -------------------       ---------       ------------------------------------
  Edward A. Burkhardt          59           Chairman, President,
                                            Chief Executive Officer and Director
  Carl Ferenbach               55           Director
  Roland V. McPherson          63           Director
  Thomas F. Power, Jr.         57           Executive Vice President,
                                            Chief Financial Officer and Director
  Thomas W. Rissman            40           Director
  A. Francis Small             52           Director
  Robert H. Wheeler            52           Director

     The following information regarding the nominees for election to the Board of Directors includes each nominee's present principal occupation, period of service as a director of the Company and its subsidiaries, other business experience during the last five years and directorships in other publicly held companies.

     Mr. Burkhardt has served as a director, President and Chief Executive Officer of the Company since its formation in 1987. He was elected to the additional position of Chairman in January 1996. He serves as a director and the President and Chief Executive Officer of each of the Company's subsidiaries. Mr. Burkhardt is also a director and the Chairman of the Board of Tranz Rail Holdings Limited ("Tranz Rail"), the New Zealand railroad in which the Company has an investment, a director, Chairman and Chief Executive Officer of English Welsh & Scottish Railway Holdings Limited ("EW&S"), the Great Britain railroad in which the Company has an investment and a director and the Chairman of the Board of Australian Transport Network Limited ("ATN"), the Australian rail holding company in which the Company has an investment. He is also the President and Treasurer of the San Luis Central Railroad Company. From 1967 to 1987, Mr. Burkhardt was employed by the Chicago and North Western Transportation Company, most recently as Vice President, Transportation. Mr. Burkhardt has 37 years of railroad management experience.

     Mr. Ferenbach has served as a director of the Company since 1987. He also serves as a director of three of the Company's principal subsidiaries, Wisconsin Central Ltd. ("WCL"), Fox Valley


                                   Proxy - 2

& Western Ltd. ("FVW") and Wisconsin Central International, Inc. ("WCI"). Mr. Ferenbach also serves as a director of Tranz Rail, EW&S, ATN, US Can Corporation and serves as Chairman of the Board of Crown Castle International Corporation (U.S.) and Castle Transmission International Inc. Since 1986, he has been a Managing Director of Berkshire Partners LLC, Boston, Massachusetts, a private equity firm sponsoring and investing in acquisitions and recapitalizations.

     Mr. McPherson has served as a director of the Company since 1987. He also serves as a director of WCL, FVW and WCI. Since 1989, he has been employed as the Chairman and Chief Executive Officer of Sullivan Industries, Inc. (a manufacturer of air compressors). From 1988 until 1989, Mr. McPherson was self-employed. From 1974 until 1988, Mr. McPherson was employed as Chairman and Chief Executive Officer of Armstrong Containers, Inc. (a manufacturer of metal containers).

     Mr. Power has served as a director, Executive Vice President and Chief Financial Officer of the Company since its formation in 1987. He serves as Executive Vice President and Chief Financial Officer of each of the Company's subsidiaries and as a director of each of the Company's subsidiaries other than Algoma Central Railway Inc. ("ACRI") and WC Canada Holdings, Inc. ("WCCHI"). Mr. Power also serves as a director of Tranz Rail, EW&S and ATN. From 1985 to 1987, Mr. Power was self-employed. From 1970 to 1985, Mr. Power was employed by the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, most recently as Chief Financial Officer. Mr. Power has over 30 years of railroad management experience.

     Mr. Rissman has served as a director of the Company since January 1992 and is also a director of each of the subsidiaries of the Company other than ACRI and WCCHI. Mr. Rissman also has served as Secretary of the Company, a non-executive office, since June 1991. Mr. Rissman also serves as a director of Tranz Rail, EW&S and ATN. Mr. Rissman has been a member of the law firm of McLachlan, Rissman & Doll since December 1987.

     Dr. Small has served as a director of the Company since December 1996. Dr. Small has been a director and the Managing Director of Tranz Rail and its predecessors since 1990 and has been employed by Tranz Rail and its predecessors for 33 years. Dr. Small also serves as a director and the Managing Director of ATN. Dr. Small has 22 years of railroad management experience.

     Mr. Wheeler has served as a director of the Company since its formation in 1987 and is also a director of each of the subsidiaries of the Company other than ACRI and WCCHI. Mr. Wheeler also serves as a director of Tranz Rail. Mr. Wheeler was a member of the law firm of Oppenheimer Wolff & Donnelly from December 1987 to August 1994, and is now of counsel to that firm.

Information Regarding Board of Directors

     Committees of the Board of Directors. The Board of Directors of the Company currently maintains an Executive Committee, an Audit Committee, a Compensation Committee and a Finance Committee. The Board of Directors does not maintain a Nominating Committee.

     The Executive Committee is authorized to meet between meetings of the Board of Directors and, except as restricted by law, possesses the authority to act for and on behalf of the Board of Directors. The members of the Executive Committee are Edward A. Burkhardt (Chairman), Carl Ferenbach, Thomas F. Power, Jr. and Robert H. Wheeler.

                                   Proxy - 3

     The Audit Committee annually recommends the selection of a firm of independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the coming year. The Audit Committee also reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' audits of the accounting records, the results of those audits, the independent public accountants' fees, any problems identified by the independent public accountants regarding internal accounting controls and related recommendations. The Company's internal audit department reports to the Audit Committee. The members of the Audit Committee are Roland V. McPherson (Chairman), Robert H. Wheeler and Thomas W. Rissman. No member of the Audit Committee is an executive officer of the Company.

     The Compensation Committee makes recommendations to the Board of Directors as to the salaries and other compensation of all elected officers and as to the benefit plans for all Company employees. The members of the Compensation Committee are Robert H. Wheeler (Chairman), Roland V. McPherson and Carl Ferenbach. No member of the Compensation Committee is an executive officer of the Company.

     The Finance Committee makes recommendations to the Board of Directors and is given specific authority by the Board of Directors from time to time to act on behalf of the Board of Directors in approving certain matters relating to the issuance of securities by the Company. The members of the Finance Committee are Carl Ferenbach (Co-Chairman), Thomas W. Rissman (Co-Chairman) and Robert H. Wheeler.

     Meetings of the Board of Directors and Committees. During 1997, the Board of Directors of the Company met eight times, the Audit Committee met two times and the Compensation Committee met three times. The Finance Committee and the Executive Committee did not meet.

     Compensation of Directors. Directors who are full-time employees of the Company do not receive additional cash compensation for their services as directors. The members of the Board of Directors who are not full-time employees of the Company are compensated at the rate of $25,000 per year plus $1,000 for each meeting attended, including meetings of the Boards of the Company's subsidiaries. Members of the Committees of the Board of Directors are compensated at the rate of $750 per meeting, including committees of subsidiaries' Boards. Members are compensated for only one meeting if meetings of the Board of Directors of the Company and a subsidiary are held on the same day.

     Pursuant to the Company's Director Stock Option Plan, approved by the stockholders at the 1994 annual meeting, on the day after each annual meeting (beginning in 1994) each continuing director is granted an option to purchase 6,000 shares of Common Stock, and any newly-elected director is granted an option to purchase 18,000 shares of Common Stock. The exercise price for the Director Stock Options is fair market value as of the date of grant. The term of the options ends the earlier of 10 years after the date of grant or one year after the optionee ceases to be a director of the Company. All directors, including directors who are full-time employees of the Company, participate in the Director Stock Option Plan.


                                   Proxy - 4

Executive Compensation

     Summary of Compensation. The following table summarizes the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal year 1997 and the total compensation of each such individual for the Company's two previous fiscal years.


  ------------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
  ------------------------------------------------------------------------------------------------------------------
                                                                                              Long-Term
                                                          Annual Compensation            Compensation Awards
  -------------------------------------                   --------------------       ---------------------------
  Name and Principal Position             Year      Salary ($)     Bonus($)(1)        Stock Options (Shares)(2)
  -------------------------------------  ------    ------------   -------------      ---------------------------
  Edward A. Burkhardt,                    1997           472,000         106,294                6,000
    President and Chief                   1996           450,000               0                6,000
    Executive Officer                     1995           324,494          12,980                6,000

  Thomas F. Power, Jr.,                   1997           388,500          87,490                6,000
    Executive Vice President              1996           370,000               0                6,000
    and Chief Financial Officer           1995           269,491          10,780                6,000

  J. Reilly McCarren,                     1997           204,000          45,941                    0
    Executive Vice President              1996            96,212         210,000               90,000
    and Chief Operating Officer           1995                 -               -                    -
    of Operating Subsidiaries (3)

  Earl J. Currie                          1997           153,000          27,571                    0
    Vice President, Planning (4)          1996           100,000               0               30,000
                                          1995                 -               -                    -

  Glenn J. Kerbs,                         1997           145,800          26,273                    0
    Vice President, Engineering           1996           140,000               0                    0
    of Operating Subsidiaries             1995           132,000           5,280                    0


(1) Annual bonus amounts were earned and accrued during the fiscal years indicated and paid after the end of each applicable fiscal year.

(2) Adjusted as appropriate for the three-for-one stock split which was effective on May 31, 1996.

(3) Mr. McCarren became an employee of the Company in July 1996. His 1996 bonus was paid in connection with his becoming an employee of the Company. "Operating Subsidiaries" are WCL, FVW, ACRI and Sault Ste. Marie Bridge Company.

(4)  Mr. Currie became an employee of the Company in May 1996.

     Stock Option Grants in 1997. The following table sets forth information concerning the grant of stock options during 1997 to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.


                                   Proxy - 5


                                           OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                              Potential
                                                                                                             Realizable
                                                      Percentage                                              Value at
                                                       of Total                                                Assumed
                                   Number of           Options                                             Annual Rates of
                                  Securities          Granted to                                             Stock Price
                                  Underlying          Employees                                            Appreciation For
                                   Options                in               Exercise                         Option Term ($)
                                   Granted            Fiscal Year            Price        Expiration     ----------------------
         Name                      (Shares)             1997(%)          ($ Per Share)       Date           5%           10%
 ---------------------------    --------------    ------------------    --------------    -----------    ---------    ---------
 Edward A. Burkhardt(1)             6,000                14.3               33.1875         5/15/07       125,235      317,355
 Thomas F. Power, Jr.(1)            6,000                14.3               33.1875         5/15/07       125,235      317,355
 J. Reilly McCarren                     0                   0                     -               -             -            -
 Earl J. Currie                         0                   0                     -               -             -            -
 Glenn J. Kerbs                         0                   0                     -               -             -            -
----------------

(1)  Options were granted to Mr. Burkhardt and Mr. Power under the Company's Director Stock Option Plan.


         Option Exercises and Year-End Value of Options. The following table sets forth information concerning the exercise of stock options during 1997, and the year-end value of unexercised options, for the Chief Executive Officer and the four other most highly compensated executive officers of the Company.


                                       OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                   Number of Securities              Value of Unexercised
                                   Shares                         Underlying Unexercised            In-the-Money Options at
                                  Acquired                               Options at                 December 31, 1997($)(1)
                                     on           Value              December 31, 1997          ------------------------------
         Name                     Exercise       Realized      Exercisable    Unexercisable      Exercisable    Unexercisable
 ---------------------------    ------------    ----------    ------------------------------    ------------------------------
 Edward A. Burkhardt                  0              -            24,000               0           106,002               0
 Thomas F. Power, Jr.                 0              -            24,000               0           106,002               0
 J. Reilly McCarren                   0              -            15,000          75,000                 0               0
 Earl J. Currie                       0              -             7,500          22,500                 0               0
 Glenn J. Kerbs                       0              -            29,808             192           296,739           1,911
----------------

(1) Based on the closing  price of one share of Common  Stock on  December  31, 1997  ($23.375)  less the  exercise price.

Compensation Committee Report on Executive Compensation

     The  following  is a report of the  Compensation  Committee of the Board of
Directors:

     The Compensation Committee reviews the salaries of each executive officer of the Company annually. It consults with the Chief Executive Officer regarding salaries other than those of the two executive directors, and it makes recommendations to the Board of Directors for salaries of the executive officers. Each year the Compensation Committee also recommends specific implementation of the Company's management incentive compensation plan for the year, for consideration by the Board of Directors. That plan, as implemented for 1997, provides for cash payments to management based on the Company's achieving earnings before interest and taxes, after certain adjustments, at or above a target level and on certain additional performance and safety tests. The annual performance targets are established for each year based upon the operating plan for that year and are designed to provide


                                   Proxy - 6
incentives to meet or exceed the operating plan. The amount of incentive compensation paid to executive officers for 1997 was a percentage of base salary based on the amount by which the performance targets for the year were exceeded, in accordance with a schedule approved when the targets for the year were established.

     The Company has not established incentive compensation based on the performance of the stock of the Company. All executive officers of the Company hold stock of the Company and options to acquire additional shares of stock of the Company. In most cases the executive officer's holdings of Company securities represent a substantial proportion of his net worth. The Committee believes that these holdings have created economic interests for management consistent with those of the Company's other stockholders.

     The Chief Executive Officer receives a base salary as recommended by the Compensation Committee and approved by the Board of Directors. In addition, the Chief Executive Officer participates in the incentive compensation program described above. The salary of the Chief Executive Officer was first negotiated in October 1987 when the Company was organized and has been increased in each succeeding year after an annual review by the Compensation Committee. In its annual review of the Chief Executive Officer's base salary, the Compensation Committee considers the Chief Executive Officer's responsibilities and performance, as well as the compensation paid to chief executives of other rail transportation companies and other industrial companies of comparable size. As described above for all executive officers, the incentive compensation of the Chief Executive Officer for fiscal year 1997 was paid in accordance with the terms of the management incentive compensation plan. The Chief Executive Officer's incentive compensation is not based upon performance of the stock of the Company. A significant factor in the Compensation Committee's consideration of incentive compensation for the Chief Executive Officer is his ownership of 3,503,736 shares of Common Stock and the resulting consistency of his economic interests with those of the Company's other stockholders.

     The Company's policy with respect to executive compensation is to have all compensation qualify for deductibility under the provisions of the Internal Revenue Code.

                              The Compensation Committee

                              Robert H. Wheeler, Chairman
                              Roland V. McPherson
                              Carl Ferenbach

Transactions With Management And Others

     Oppenheimer Wolff & Donnelly, to which Robert H. Wheeler is of counsel, has provided legal services to the Company in connection with various labor matters, litigation, regulatory issues and corporate issues since shortly after the Company's formation and continues to provide legal services to the Company. The amounts paid during 1997 were $989,223.

     McLachlan, Rissman & Doll, of which Thomas W. Rissman is a member, has provided legal services to the Company in connection with various corporate and financing matters since December 1, 1987 and continues to provide legal services to the Company. The amounts paid during 1997 were $438,169.

                                   Proxy - 7

     Tranz Rail, of which six directors of the Company are directors and hold shares or options (or both), is party to a Management Services Agreement with the Company under which the Company provides management services to Tranz Rail. The amounts earned by the Company for services under the Tranz Rail Management Services Agreement in 1997 were $1,100,000.

     EW&S, of which four directors of the Company are directors and hold shares and options, is party to a Management Services Agreement with the Company under which the Company provides management services to EW&S. The amounts earned by the Company for services under the EW&S Management Services Agreement in 1997 were $2,210,000.

Stock Price Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's common stock during the period from December 31, 1992 through December 31, 1997 with the cumulative total return on the S&P 500 Index and the S&P Railroads Index during that period assuming the investment of $100 in the Company's Common Stock and in each such index at the beginning of such period and the reinvestment of all dividends.

                     Tabular Representation of Omitted Graph

                 12/31/92   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                 --------   --------   --------   --------   --------   --------

Company .......... 100        166        229         365        660        390

S&P 500 .......... 100        110        112         153        189        252

S&P Railroads .... 100        124        107         157        195        220


                                   Proxy - 8

Principal Stockholders

     The following table sets forth the beneficial ownership of the Company's Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director,
(iii) by each of the executive officers listed in the Summary Compensation Table and (iv) by all directors and executive officers as a group. Except as indicated in notes to the table, each beneficial owner listed in the table has advised the Company or indicated in filings with the Securities and Exchange Commission that such owner has sole investment and voting power with respect to the shares indicated. The information in the table is provided based on information known to the Company as of March 31, 1998.

                                                    Shares Beneficially Owned(1)
                                                    ----------------------------
  Name                                                        Number     Percent
  ----                                                        ------     -------
  Massachusetts Financial Services Corporation (2) ........ 5,937,239     11.55
  Fidelity Management & Research Company (3) .............. 5,531,800     10.76
  Capital Group Companies, Inc. (4) ....................... 5,353,800     10.42
  Edward A. Burkhardt (5) ................................. 3,528,336      6.87
  Thomas F. Power, Jr. (6) ................................   970,418      1.90
  Robert H. Wheeler .......................................   526,000      1.02
  Roland V. McPherson .....................................   516,582      1.01
  Glenn J. Kerbs ..........................................   238,640       *
  Thomas W. Rissman (7) ...................................   112,350       *
  Carl Ferenbach ..........................................    98,926       *
  J. Reilly McCarren ......................................    64,400       *
  A. Francis Small (8) ....................................    22,000       *
  Earl J. Currie ..........................................    16,700       *
  Directors and executive officers as a group
  (16 persons) (9) ........................................ 8,286,866     16.13

* Percentage beneficially owned does not exceed 1%.

(1) Any shares which a person has the right to acquire through exercise of options exercisable within 60 days after March 31, 1998 are considered to be outstanding for purposes of this table. Listed shareholders have such options to acquire shares in the following numbers: Mr. Burkhardt: 24,000; Mr. Power: 24,000; Mr. Wheeler: 24,000; Mr. McPherson: 24,000; Mr. Kerbs:
     30,000; Mr. Rissman: 24,000; Mr. Ferenbach:  24,000; Mr. McCarren:  15,000;
     Dr. Small:  18,000 and Mr. Currie:  15,000.
(2) According to a Schedule 13G filed as of February 12, 1998 with the Securities and Exchange Commission by Massachusetts Financial Services Corporation ("MFS") which indicates that MFS has sole voting power with respect to 5,912,539 of these shares and sole dispositive power with respect to 5,937,239 of these shares. The address of MFS is 500 Boylston Street, Boston, Massachusetts 02116.
(3) According to a Schedule 13G filed as of February 11, 1998 with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson which indicates that FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson each has sole dispositive power with respect to these shares; Fidelity Management & Research Company, as investment advisor to the Fidelity Funds, beneficially owns

                                   Proxy - 9

     5,364,000 of these shares; the Fidelity Funds have sole dispositive power with respect to 5,364,000 of these shares; and FMR Corp. has sole voting power with respect to 125,800 of these shares. The address of FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.
(4) According to a Schedule 13G filed as of February 10, 1998 with the Securities and Exchange Commission by The Capital Group Companies, Inc. ("CGC") and Capital Research and Management Company ("CRMC") which indicates that CGC has sole voting power with respect to 1,144,500 of these shares and sole dispositive power with respect to 5,353,800 of these shares; and CRMC has sole dispositive power with respect to 3,949,300 of these shares. Beneficial ownership of these shares are disclaimed by CGC and CRMC. CGC is a parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the Schedule 13G. CRMC is a wholly-owned subsidiary of CGC. The address of CGC and CRMC is 333 South Hope Street, Los Angeles, California 90071.
(5) Includes 600 shares held by Mr. Burkhardt's daughter and as to which Mr. Burkhardt disclaims beneficial ownership. The address of Mr. Burkhardt is One O'Hare Centre, Suite 9000, 6250 N. River Road, Rosemont, Illinois 60018.
(6) Includes 57,000 shares held for the benefit of Mr. Power's spouse who has sole voting and sole dispositive power with respect to those 57,000 shares.
(7) Mr. Rissman serves as one of two co-trustees who share voting and dispositive power with respect to 1,701,468 shares held by the Donald J. McLachlan Trust.
(8) Dr. Small reports that he has shared voting and dispositive power with respect to these shares.
(9) Includes (i) the 600 shares held by Mr. Burkhardt's daughter and referred to in Note 5, (ii) the 57,000 shares owned by Mr. Power's spouse and referred to in Note 6, (iii) the 1,701,468 shares owned by the Donald J. McLachlan Trust and referred to in Note 7, and (iv) 370,200 shares which directors and executive officers have the right to acquire through exercise of options within 60 days after March 31, 1998.

Compliance with Section 16(a) of the Securities Exchange Act

     Based upon a review of forms furnished to the Company pursuant to Rule 16a-3 under the Securities Exchange Act and representations from directors and officers of the Company, the Company has determined that Earl J. Currie reported later than required his ownership of 10,000 options he received upon becoming an executive officer of the Company.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP as independent public accountants to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 1998.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

                                   Proxy - 10

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge to each stockholder, on written request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the financial statement schedules, but excluding the exhibits, required to be filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997. Written requests should be directed to:

                    Thomas F. Power, Jr.
                    Executive Vice President and Chief Financial Officer Wisconsin Central Transportation Corporation
                    Post Office Box 5062
                    Rosemont, Illinois 60017-5062

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1999 annual meeting of the Company must be received by the Company no later than December 31, 1998 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the 1999 annual meeting.

                                  OTHER MATTERS

     The cost of soliciting proxies by mail, telephone, telecopy or in person, as needed, will be borne by the Company. Officers or regular employees of the Company may, without additional compensation, engage in the solicitation of proxies by telecopy, telephone or personal calls.

     Highlights of the meeting will be included in the report to stockholders on the second quarter of 1998, to be mailed on or about August 15, 1998.

                                        By Order of the Board of Directors,

                                        THOMAS W. RISSMAN
                                        Secretary

                                   Proxy - 11

                 APPENDIX 1 TO PROXY STATEMENT - FORM OF PROXY

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

         This Proxy is solicited on Behalf of the Board of Directors of Wisconsin Central Transportation Corporation

     The undersigned appoints Edward A. Burkhardt,  Thomas F. Power, Jr., Robert
H. Wheeler, Thomas W. Rissman, or any of them, proxies, with full power of substitution, to vote all shares of Common Stock of Wisconsin Central Transportation Corporation ("WCTC") owned of record by the undersigned upon all matters properly coming before the 1998 Annual Meeting of Stockholders to be held on May 21, 1998 and any adjournments thereof.

     This proxy is to be voted as directed on the reverse side of this card. IN THE ABSENCE OF SPECIFIC DIRECTION, THE PROXIES WILL VOTE THE SHARES OF THE UNDERSIGNED FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

     Please sign and date this proxy on the reverse side and return it promptly in the enclosed envelope. If you do not vote by proxy or attend the meeting and vote by ballot, your shares cannot be voted.

SEE REVERSE                (To be signed on reverse)                 SEE REVERSE
   SIDE                                                                 SIDE

                                 Appendix 1 - 1

      VOTE VIA TELEPHONE OR THE INTERNET -- IT'S QUICK, EASY AND IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please note all votes cast via the telephone or the Internet must be cast prior to 5 p.m., May 20, 1998. If you wish to change your address or notify the company that you plan to attend the meeting, please mark the boxes below and return your proxy by mail.

TELEPHONE VOTING:

- There is NO CHARGE for this call
- On a Touch Tone Telephone call TOLL FREE 1-888-807-7699 24 hours per day -
  7 days a week.
- You will be asked to enter the Control Number which is located above your name and address below.
--------------------------------------------------------------------------------
       OPTION # 1: To vote AS THE BOARD OF DIRECTORS RECOMMENDS, press 1.
--------------------------------------------------------------------------------
       Your vote will be confirmed and cast as you directed. END OF CALL.
--------------------------------------------------------------------------------
     OPTION # 2: If you choose to vote ON THE PROPOSAL SEPARATELY, press 2.
                       You will hear these instructions:
--------------------------------------------------------------------------------

Proposal 1:    To vote FOR ALL nominees, press 1;
               To WITHHOLD YOUR VOTE FROM ALL nominees, press 2;
               To vote FOR EACH NOMINEE SEPARATELY, press 3.  Please  listen  to the instructions to cast your votes.
       Your vote will be confirmed and cast as you directed. END OF CALL.

INTERNET VOTING: - As with all Internet access, usage or server fees must be paid by the user. Visit our Internet voting site at http://www.equiserve.com/proxy/ and follow the instructions on your screen. These instructions are similar to those above for telephone voting.
--------------------------------------------------------------------------------
If you vote via telephone or the Internet, it is not necessary to return your proxy by mail. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
----------------------------------DETACH HERE-----------------------------------
[ x ] Please mark votes as in this example
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING MATTER.
1. Election of Seven Directors:
Nominees: Edward A Burkhardt, Carl Ferenbach, Roland V. McPherson,
Thomas F. Power, Jr., Thomas W. Rissman, A. Francis Small,
and Robert H. Wheeler
                         For       Withheld
                         [   ]     [   ]

[   ]_____________________________
     For all nominees, except as noted above

                             MARK HERE IF YOU PLAN TO ATTEND THE MEETING   [   ]

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ] Please sign and date this proxy and return it promptly whether or not you plan to attend the meeting.

                             Sign exactly as name appears  on  this  card  Joint
                             owners should both sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

Signature:________________ Date________ Signature:_________________ Date________


                                 Appendix 1 - 2